Exhibit 10.1

EXECUTION VERSION

REFINANCING TERM LOAN AMENDMENT NO. 1 dated as of March 30, 2012 (this “Agreement”), to the Credit Agreement dated as of November 20, 2007, as amended and restated as of March 20, 2012 (the “Credit Agreement”), among DJO FINANCE LLC, a Delaware limited liability company (the “Company”), DJO HOLDINGS LLC, a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender party thereto (collectively, the “Lenders”).

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Company has requested that the persons set forth on Schedule I hereto (the “Refinancing Term Lenders”) make Refinancing Term Loans to the Company in the aggregate principal amount of $105,000,000 (the “Additional Tranche B-3 Term Loans”; the commitments to make such term loans, the “Additional Tranche B-3 Term Commitments”), the net proceeds of which shall be used to repay in full all outstanding Tranche B-1 Term Loans; and

WHEREAS, the Refinancing Term Lenders are willing to make the Additional Tranche B-3 Term Loans to the Company on the terms and subject to the conditions set forth herein and in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated reference herein, mutatis mutandis.

SECTION 2. Additional Tranche B-3 Term Loans. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Refinancing Term Lender agrees, severally and not jointly, to make Additional Tranche B-3 Term Loans to the Company on the Refinancing Term Loan Effective Date (as defined below) in the amount set forth opposite such Refinancing Term Lender’s name on Schedule I hereto.

(b) Pursuant to Section 2.15(b) of the Credit Agreement, the Additional Tranche B-3 Term Loans have been designated as an increase in Tranche B-3 Term Loans. Unless the context shall otherwise require, each Refinancing Term Lender shall constitute a Refinancing Term Lender, a Tranche B-3 Term Lender, a Term Lender and a Lender under the Credit Agreement, and its Additional Tranche B-3 Term Loans shall constitute Refinancing Term Loans, Tranche B-3 Term Loans and Term Loans, in each case for all purposes of the Credit Agreement and the other Loan Documents.

(c) Unless previously terminated, the Additional Tranche B-3 Term Commitments shall terminate upon the earlier to occur of (i) the making of the Additional Tranche B-3 Term Loans on the Refinancing Term Loan Effective Date and (ii) 5:00 p.m., New York City time, on March 30, 2012.

(d) The proceeds of the Additional Tranche B-3 Term Loans shall be used by the Company solely to repay all outstanding Tranche B-1 Term Loans, together with all amounts required to be paid by it in connection therewith, and to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement.

SECTION 3. Amendments to the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order therein:

“First Refinancing Term Loan Amendment” means Refinancing Term Loan Amendment No. 1 dated as of March 30, 2012, among the Company, Holdings, each other Loan Party, the Administrative Agent and the Refinancing Term Lenders party thereto.

“First Refinancing Term Loan Effective Date” has the meaning assigned to the term “Refinancing Term Loan Effective Date” in the First Refinancing Term Loan Amendment.

(b) The definition of the term “Term Commitment” is hereby amended by (i) inserting the words “or pursuant to the First Refinancing Term Loan Amendment in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule I to the First Refinancing Term Loan Amendment under the caption “Additional Tranche B-3 Term Commitment”” immediately before the words “or in the Assignment and Assumption” in clause (b) of the first sentence thereof and (ii) inserting the words “and on the First Refinancing Term Loan Effective Date was $105,000,000” immediately before the period at the end of the second sentence thereof.

(c) The definition of the term “Tranche B-3 Term Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Tranche B-3 Term Loan” means a term loan made by a Tranche B-3 Term Lender to the Company on the Restatement Effective Date pursuant to the Amendment Agreement or on the First Refinancing Term Loan Effective Date pursuant to the First Refinancing Term Loan Amendment.”

(d) Section 2.06(b) of the Credit Agreement is hereby amended by replacing the words “The Term Commitment of each Tranche B-3 Term Lender shall terminate as provided in the Amendment Agreement” with the words “The Term Commitment of each Tranche B-3 Term Lender on the Restatement Effective Date shall terminate as provided in the Amendment Agreement and the Term Commitment of each Tranche B-3 Term Lender on the First Refinancing Term Loan Effective Date shall terminate as provided in the First Refinancing Term Loan Amendment”.

(e) Section 2.07(a) of the Credit Agreement is hereby amended by replacing the words “the aggregate principal amount of all Tranche B-3 Term Loans outstanding on the Restatement Effective Date” in clause (y) thereof with the words “the sum of (A) the aggregate principal amount of all Tranche B-3 Term Loans made on the Restatement Effective Date and (B) the aggregate principal amount of all Tranche B-3 Term Loans made on the First Refinancing Term Loan Effective Date”.

(f) Section 7.10(a) of the Credit Agreement is hereby amended by inserting the words “made on the Restatement Effective Date” immediately after the words “the Tranche B-3 Term Loans” therein.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings, the Company and each other Loan Party represents and warrants to each of the Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Agreement and the transactions contemplated hereby: (a) the representations and warranties of the Company and each other Loan Party set forth in Article V of the Amended and Restated Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except for such representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates and (b) no Default exists or would result from the consummation of the transactions contemplated hereby, including the borrowing of the Additional Tranche B-3 Term Loans or the application of proceeds thereof.

SECTION 5. Other Agreements. The parties hereto hereby agree that this Agreement shall constitute the notice with respect to the establishment of Refinancing Term Loans required pursuant to Section 2.15(a) of the Credit Agreement, and the Administrative Agent hereby waives compliance with the requirements with respect to the date on which such notice was required to be delivered pursuant thereto.

SECTION 6. Effectiveness. This Agreement shall become effective as of the date (the “Refinancing Term Loan Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) Holdings, (ii) the Company, (iii) each Subsidiary Guarantor and (iv) each Refinancing Term Lender;

(b) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Agreement, the borrowing of the Additional Tranche B-3 Term Loans and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a favorable legal opinion, dated as of the Refinancing Term Loan Effective Date and addressed to the Administrative Agent and the Lenders from each of (A) Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, (B) Reed Smith LLP, special regulatory counsel to the Loan Parties, (C) Faegre Baker Daniels LLP, Minnesota counsel to certain Loan Parties, (D) Rice Silbey, Reuter & Sullivan, LLP, Nevada counsel to certain Loan Parties, (E) Reinhart Boerner Van Deuren s.c., Wisconsin counsel to certain Loan Parties and (F) Moore & van Allen, North Carolina counsel to certain Loan Parties;

(d) (i) The Administrative Agent shall have received (x) a Loan Notice with respect to the Additional Tranche B-3 Term Loans setting forth the information specified in Section 2.02 of the Credit Agreement and (y) a notice of prepayment with respect to the prepayment of Tranche B-1 Loans required to be made pursuant to Section 2.05(d) of the Credit Agreement (the “Tranche B-1 Term Loan Prepayment”) and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Company shall have made the Tranche B-1 Term Loan Prepayment and shall have paid all amounts required to be paid by it in connection therewith;

(e) Both before and after giving effect to this Agreement and the borrowing of the Additional Tranche B-3 Term Loans on the Refinancing Term Loan Effective Date, each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 of the Credit Agreement shall be deemed to refer to the Refinancing Term Loan Effective Date), and the Administrative Agent shall have received a certificate, dated the Refinancing Term Loan Effective Date and signed by the chief financial officer of the Company, certifying as to the foregoing; and

(f) the Administrative Agent shall have received payment of all fees and other amounts due and payable on or prior to the Refinancing Term Loan Effective Date and to the extent invoiced at least one Business Day prior to the Refinancing Term Loan Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Company hereunder or any other Loan Document.

The Administrative Agent shall notify the Company and the Lenders of the Refinancing Term Loan Effective Date, and such notice shall be conclusive and binding.

SECTION 7. Reaffirmation of Guaranty and Security. The Company and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Agreement, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, including the Additional Tranche B-3 Term Commitments and the Additional Tranche B-3 Term Loans.

SECTION 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

SECTION 9. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Section 10.17 and 10.18 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 11. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Agreement shall constitute a Refinancing Term Loan Amendment and a Loan Document for all purposes of the Credit Agreement. Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

DJO FINANCE LLC

By
/s/ Vickie L.Capps
Name: Vickie L. Capps
Title: Executive Vice President & Chief Financial Officer

DJO HOLDINGS LLC

By
/s/ Vickie L. Capps
Name: Vickie L. Capps
Title: Executive Vice President & Chief Financial Officer

DJO FINANCE CORPORATION DJO, LLC ENCORE MEDICAL PARTNERS, LLC ENCORE MEDICAL GP, LLC EMPI, INC. ENCORE MEDICAL ASSET CORPORATION ELASTIC THERAPY, LLC RIKCO INTERNATIONAL, LLC

By

/s/ Vickie L. Capps
Name: Vickie L. Capps
Title: Executive Vice President & Chief Financial Officer

ENCORE MEDICAL L.P.

By	Encore Medical GP, LLC

/s/ Vickie L. Capps
Name: Vickie L. Capps
Title: Executive Vice President & Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Refinancing Term Lender

By
/s/ Judith E. Smith
Name: Judith E. Smith
Title: Managing Director

By
/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Associate

SCHEDULE I

Additional Tranche B-3 Term Commitments

Refinancing Term Lender	Additional Tranche B-3 Term Commitment
Credit Suisse AG, Cayman Islands Branch	$105,000,000
TOTAL	$105,000,000